Exhibit 10.3
LENDING
AGREEMENT
Dated as of December 5, 2007
among
TATONKA OIL AND GAS, INC.,
TATONKA OIL AND GAS COMPANY, INC.
and
LMA Hughes LLLP

LENDING AGREEMENT
This LENDING AGREEMENT (this “Agreement”), dated as of December 5, 2007, is entered into by and among the following parties: TATONKA OIL AND GAS, INC., a Colorado corporation (the “Parent”), TATONKA OIL AND GAS COMPANY, INC., a Colorado corporation (the “Company” a wholly-owned subsidiary of the Parent), and LMA Hughes LLLP (“LMA”). This Agreement is intended to provide for the Company’s borrowing funds from LMA (the “Lender”) from time to time, through the Lender’s purchase of the Company’s Junior Secured Notes (the “Notes”), and warrants to purchase shares of the Parent’s Common Stock, par value $0.001 per share (the “Common Stock”).
Energy Capital Solutions, LP (“ECS”) is not a party to this Agreement, but signs this Agreement only to evidence its consent to the Parent and the Company entering into this Agreement, and to consummation of all transactions contemplated hereby, which consent is required by Sections 3.14(b) and (c) of the October 5, 2007 Securities Purchase Agreement between the Parent, the Company, and ECS.
RECITALS
Whereas, LMA has loaned funds to the Company from time to time in the amount of $1,264,500 (the “Company’s Currrent Net Obligation to LMA,” as further defined below), and LMA desires to make additional loans to the Company (the “ Loans”).; and
Whereas, the Current Obligation is not secured and the Parent and the Company, and LMA, intend for the Current Obligation to be secured by the Company’s oil and gas leasehold assets, and other assets; and the Parent and the Company, and LMA intend for further LMA Loans to be secured by the same assets;
Now, Therefore, the parties hereto agree as follows:
ARTICLE I
Notes and Warrants
Section 1.1 Purchase and Sale of Notes and Warrants. Upon the terms and conditions of this Agreement, the Company shall issue and sell
(a) to LMA as the Lender and LMA shall purchase from the Company, from time to time Notes in the form attached hereto as Exhibit A, (“LMA’s Loans”). and
(b) to LMA, on January 15, 2008 (the “Expiration Date” of this Agreement), a warrant to purchase shares of common stock of the Parent, in the form attached hereto as Exhibit B, with the number of shares underlying the warrant determined in accordance with Section 1.2 below including the recent advance of $122,000 as set forth under Section 1.6 . No consideration in addition to the amount of LMA’s total Loan(s) shall be required to be paid by LMA for issuance of the warrant.
Section 1.2 Calculation of Shares Underlying the Warrant. The total number of shares underlying the warrant to be issued to LMA shall be equal to (x) 616,667 multiplied by (y) that fractional number which results from dividing (i) all of LMA’s Loans, by (ii) $200,000.

Section 1.3 Procedures for Requests for Additional Loans and Closings; No Commitment to Fund After LMA’s First Loan. Requests for Additional Loans may be made by the Company in its discretion at any time, and from time to time, by notice to LMA specifying the amount requested and the categories to which loan proceeds will be applied. LMA shall promptly notify the Company whether, and if so to what extent, LMA will fund the request. If LMA agrees to lend against a request, closing thereof (a “Subsequent Closing”) shall occur as soon as possible with LMA’s wire transfer to the Company’s bank account and the Company’s immediate delivery, in person to a representative of LMA or by overnight courier to LMA of a Note (together with Parent’s guarantee of payment of that Note, in the form of the Guaranty attached as Exhibit C to this Agreement).
Section 1.4 Exemption for 1933 Act Registration. The Company, Parent, and LMA are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933.
Section 1.5 Warrant Shares. The Parent has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Notes, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”
Section 1.6 Issuance of Note for the Company’s Net Obligation to LMA. On the date of this Agreement, the Company shall issue and deliver to LMA a Note in the amount of $1,501,214.60 (which includes (i) advances since November 2, 2006 and (ii) interest at a simple annual rate of 15% on the outstanding net advances on a month-to-month basis, from November 2, 2006 through December 4, 2007). and in the form as Exhibit AA. From inception of the Company, LMA has loaned funds to the Company from time to time on an unsecured basis, without interest, and without specific repayment terms. The loan balance has been reduced by cash payments from the Company to LMA, and also by amounts paid for payroll for work done by Company employees on projects managed by LMA unrelated to the Company’s business. The principal component of the obligation ($1,386,417.73) represents the Company’s and LMA’s good faith estimate of the net funds out of the total loans prior to the date of this Agreement which were spent on Company-related business and therefore owed to LMA by the Company, and the additional amount of interest represents the parties’ current agreement to further compensate LMA for agreeing to make the LMA Loans under this Agreement. No warrants shall be issued by Parent to LMA in connection with the Company’s execution and delivery of the Note for the Company’s Net Obligation to LMA, except that the $122,000 recently advanced (which amount is included in such Obligation amount) shall be treated as a LMA Loan for purposes of calculating the number of shares underlying the warrant pursuant to Section 1.2.
ARTICLE II
Representations and Warranties
Section 2.1 Representations and Warranties of the Parent and the Company. In order to induce LMA to enter into this Agreement and to purchase the Notes and the Warrants, each of the Parent and the Company hereby makes the following representations and warranties to LMA:
(a)
Organization, Good Standing and Power. Each of the Parent and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Parent does not have any subsidiaries other than the Company or own securities of any kind in any other entity except for AWCS as disclosed in the Commission Documents (as defined in Section 2.1(f)). The Parent and Company each is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.

For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Parent or its Subsidiaries and which is material to the Parent and its Subsidiaries, taken as a whole, or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof); provided that “Material Adverse Effect” shall not be deemed to include the impact of effects arising out of or resulting from changes in general economic conditions which affect or are reasonably likely to affect the Company to substantially the same degree as another Person operating in the natural resources industry.

(b)
Authorization; Enforcement. Each of the Parent and the Company, as the case may be, has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Security Agreement, the Notes, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or the Parent or to which the Company or Parent is party (collectively, the “Transaction Documents”), and to issue and sell the Notes and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and Parent and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company or Parent, their Boards of Directors or their stockholders is required. This Agreement has been duly executed and delivered by the Company and Parent. The other Transaction Documents will have been duly executed and delivered by the Company and Parent, as applicable, at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)
Capitalization. Parent has 55,000,000 shares of Common Stock issued and outstanding, all of which, and all other outstanding securities of Parent, have been duly and validly authorized. Except as disclosed in the Commission Documents, (i) no shares of Common Stock or any other security of Parent are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Parent; and (ii) there are no contracts, commitments, understandings, or arrangements by which Parent is or may become bound to issue additional shares of the capital stock of Parent or options, securities or rights convertible into shares of capital stock of Parent. Except for customary transfer restrictions contained in agreements entered into by the Parent in order to sell restricted securities, the Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a “Person”) with respect to any of its equity or debt securities. Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Parent. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Parent issued prior to the date hereof complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect.

(d)
Issuance of Securities. The Notes and the Warrants to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes and the Warrants shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Parent and the consummation by the Company and Parent of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Parent or the Company is a party or by which their respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of Parent or Company under any agreement or any commitment to which either is a party or by which either (or any of their respective properties or assets) is bound (except as contemplated by the Security Agreement), or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Parent or any of its Subsidiaries or by which any property or asset of the Parent or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (ii), (iii) or (iv) (with respect to federal and state securities laws) or clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of Parent and Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible (i) violations which singularly or in the aggregate do not and will not have a Material Adverse Effect; and (ii) violations of Environmental Laws (the representation and warranty for clause (ii) matters is set forth under subparagraph (s) below). Neither Parent nor Company is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Parent with the Securities and Exchange Commission (the “Commission”), or state securities administrators prior to or subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f)
Commission Documents. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as disclosed on Schedule 2.1(f) hereto, Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”).

(g)	Use of Proceeds. The proceeds from the sale of the Notes and exercise of the Warrants will be used for working capital purposes.
Section 2.2 Representations and Warranties of LMA. LMA hereby makes the following representations and warranties to the Company and Parent:
(a)	Organization and Standing of the Purchasers. It is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)
Authorization and Power. It has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Notes and the Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by LMA. This Agreement and each of the other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of LMA enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)
Acquisition for Investment. It is purchasing the Notes and acquiring the Warrants solely for its own account and not with a view to or for sale in connection with the distribution thereof. It does not have a present intention to sell any of the Securities, nor a present arrangement or intention to effect any distribution of any of the Securities to or through any Person. LMA (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and Parent, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of Parent and Company and to their officers as it has deemed necessary or appropriate to conduct its due diligence investigation.

(b)
Rule 144. It understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. It acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and understands that Rule 144 permits resales only under certain circumstances.

ARTICLE III
Transfer Restrictions and Legends
Section 3.1 (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to Parent, or to an Affiliate of either,, the Company and Parent may require the transferor thereof to provide to the Company and Parent an opinion of counsel selected by the transferor and reasonably acceptable to the Company and Parent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.
(b) The Lender agrees to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.
ARTICLE IV
Termination
Section 4.1 Termination by Mutual Consent. This Agreement may be terminated at any time by the mutual written consent of the Company, Parent, and LMA.
Section 4.2 Effect of Termination. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except that none of the parties shall be released from any liability for any breach under this Agreement.
ARTICLE V
Indemnification
Section 4.2 General Indemnity. Each of the Company and Parent agrees to indemnify and hold harmless LMA (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by each as a result of any inaccuracy in or breach of the representations or warranties made by the Company and Parent herein. LMA agrees to indemnify and hold harmless the Company and Parent (and its directors, officers, employees, affiliates, agents, representatives, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company or Parent or any such Person as result of any inaccuracy in or breach of the representations or warranties made by LMA herein.

Section 4.3 Indemnification Procedure. Any party entitled to indemnification under this Article V (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article V except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article V to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.
ARTICLE VI
Miscellaneous
Section 6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
Section 6.2 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor Parent nor LMA make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company, Parent and the holders of at least a majority in principal amount of the then-outstanding Notes, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

Section 6.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or Parent:	Tatonka Oil and Gas, Inc. 950 Seventeenth Street Suite 2300 Denver, Colorado 80202 Attention: Dirck Tromp Telecopier: 303.476.4101

with copies (which copies shall not constitute notice to the Company or Parent) to:	Welborn, Sullivan, Meck & Tooley, P.C. 821 Seventeenth Street Suite 500 Denver, Colorado 80202 Attention: Jeffrey J. Peterson, Esq. Telecopier: 303.832.2366

If to LMA:	LMA Hughes LLLP 8400 E. Prentice Ave, PH 1500. Greenwood Village, Colorado 80111 Attn: Brian Hughes or Jack Rogers Telecopier 303.409.7645
Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.
Section 6.4 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.5 Successors and Assigns, Etc. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Notes and Warrants cannot be assigned without the prior consent of Parent and Company, which shall not be unreasonably withheld. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified Persons under Article V). This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible. From and after the date of this Agreement, upon the request of the Purchasers or the Company or Parent, the Company, Parent and Zulu and LMA shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.
[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

TATONKA OIL AND GAS, INC.
By:
Name:
Title:

TATONKA OIL AND GAS COMPANY, INC.
By:
Name:

LMA HUGHES LLLP
By:
Jack Rogers, Duly Authorized____________

Signed by Energy Capital Solutions, LP only to evidence its consent to Tatonka Oil and Gas, Inc. and Tatonka Oil and Gas Company, Inc. entering into this Agreement, and to consummation of all transactions contemplated hereby, which consent is required by Sections 3.14(b) and (c) of the October 5, 2007 Securities Purchase Agreement.

ENERGY CAPITAL SOLUTIONS, LP

By:

Johnathan Shepko, Duly Authorized

EXHIBIT A
FORM OF NOTE

EXHIBIT B
FORM OF WARRANT

EXHIBIT AA
FORM OF NOTE FOR CURRENT OBLIGATION
TO LMA HUGHES LLLP

EXHIBIT D
FORM OF SECURITY AGREEMENT